Exhibit 23.5

                          Consent of Independent Accountants
                          ----------------------------------

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Federated Department Stores, Inc. of our reports dated March 13, 1995 and March 12, 1993 appearing on pages 33 and 34 of Broadway Stores, Inc.'s Annual Report on Form 10-K for the 52-week period ended January 28, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          Price Waterhouse LLP
          Los Angeles, California
          August 21, 1995